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                                                                    Exhibit 5(a)


              [Letterhead of Orrick, Herrington & Sutcliffe LLP]



                               December 4, 1996



BankAmerica Corporation
555 California Street
San Francisco, CA  94104

Ladies and Gentlemen:

     This opinion is delivered in connection with Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by BankAmerica Corporation, a Delaware corporation ("BankAmerica Corporation"), and BankAmerica Capital I, BankAmerica Capital II, BankAmerica Capital III, BankAmerica Capital IV, BankAmerica Capital V, BankAmerica Capital VI, BankAmerica Capital VII and BankAmerica Capital VIII, each a business trust formed under the Business Trust Act of the State of Delaware (collectively, the "Issuer Trusts" and together with BankAmerica Corporation, the "Registrants"), with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Registrants under the Act, of an aggregate of $1,500,000,000 of (i) Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") and other Debt Securities of BankAmerica Corporation, (ii) Preferred Securities of each of the Issuer Trusts (the "Preferred Securities") and (iii) Guarantees of BankAmerica Corporation of obligations of the Issuer Trusts under the Preferred Securities (the "Guarantees").

     We have examined (i) the Registration Statement, (ii) the form of Junior Subordinated Indenture (the "Junior Subordinated Indenture") between BankAmerica Corporation and Bankers Trust Company, as Debenture Trustee (the "Debenture Trustee"), as filed as an exhibit to the Registration Statement, pursuant to which the Junior Subordinated Debentures are to be issued, (iii) the form of Guarantee Agreement (a "Guarantee Agreement") to be executed by BankAmerica Corporation and Bankers Trust Company, as Guarantee Trustee (the "Guarantee Trustee"), as filed as an exhibit to the Registration Statement, (iv) the form of Underwriting Agreement (an "Underwriting Agreement") to be executed by BankAmerica Corporation and the underwriters to be named therein, as filed as an exhibit to the Registration Statement and (v) the form of Amended and Restated Trust Agreement (a "Trust Agreement") to be executed by BankAmerica
Corporation and Bankers Trust Company, as Property Trustee, as filed as an exhibit to the Registration Statement. In addition, we have examined such other instruments, documents and records as we deemed relevant and necessary as a basis for our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b)
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BankAmerica Corporation
December 4, 1996
Page 2

the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. We have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Act at the time of issuance, offering and sale of any such Junior Subordinated Debentures, Preferred Securities or Guarantees.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. With respect to the Junior Subordinated Debentures to be issued under the Junior Subordinated Indenture, when such Junior Subordinated Indenture has been duly authorized by appropriate corporate action and validly executed and delivered by BankAmerica Corporation and the Debenture Trustee and such Junior Subordinated Debentures have been duly authorized by appropriate corporate action and duly executed, authenticated, issued and delivered in accordance with the provisions of the Junior Subordinated Indenture and paid for and sold as contemplated by the applicable Underwriting Agreement and the applicable Trust Agreement, such Junior Subordinated Debentures will be legally issued, fully paid, binding obligations of BankAmerica Corporation, and the holders of such Junior Subordinated Debentures will be entitled to the benefits of the Junior Subordinated Indenture.

     2. With respect to the Guarantee evidenced by each Guarantee Agreement, when such Guarantee Agreement has been duly authorized by appropriate corporate action and validly executed and delivered by BankAmerica Corporation and the Guarantee Trustee, and the applicable Junior Subordinated Debentures and the Common and Preferred Securities of the applicable Issuer Trust have been issued, paid for and sold as contemplated by the applicable Underwriting Agreement and the applicable Trust Agreement, such Guarantee will constitute a valid and legally binding obligation of BankAmerica Corporation, enforceable against BankAmerica Corporation in accordance with its terms.

     Our opinions set forth in paragraphs 1 and 2 above are qualified as to (i) limitations imposed by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive
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BankAmerica Corporation
December 4, 1996
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relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                           Very truly yours,



                                           ORRICK, HERRINGTON & SUTCLIFFE LLP